                                                                     EXHIBIT 2.1

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                  THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT
                  -------------------------------------------


     THIS THIRD AMENDMENT TO THE STOCK PURCHASE AGREEMENT (the "Amendment") is made and entered into as of the 30th day of September, 1997, by and among WESTERN MICRO TECHNOLOGY, INC., a Delaware corporation and successor in interest
------------------------------
to Western Micro Technology, Inc., a California corporation ("WMT"), STAR
                                                                     ----
MANAGEMENT SERVICES, INC., a Delaware corporation (the "Company"), HARVEY E.
-------------------------                                          ---------
NAJIM ("Stockholder 1") and CARLTON JOSEPH MERTENS II ("Stockholder 2")
-----                       -------------------------
(Stockholder 1 and Stockholder 2 being hereinafter referred to collectively as the "Stockholders").

     RECITALS:

     WHEREAS, WMT, the Company and the Stockholders entered into the Stock Purchase Agreement dated as of June 4, 1997 (the "Stock Purchase Agreement"); and

     WHEREAS, WMT, the Company and the Stockholders have executed a letter agreement dated July 22, 1997 (the "Extension Letter"), extending the term of the Stock Purchase Agreement to August 31, 1997 and amending the Stock Purchase Agreement with respect to certain other matters as set forth therein, including, without limitation, by increasing the amount payable by WMT in the event of a termination pursuant to Section 11.2 of the Stock Purchase Agreement to One Million Dollars ($1,000,000) (the "Termination Fee"); and

     WHEREAS, WMT, the Company and the Stockholders have executed an Amendment to Stock Purchase Agreement dated August 29, 1997, extending the term of the Stock Purchase Agreement (as amended by the Extension Letter) to September 5, 1997 and amending the Stock Purchase Agreement with respect to certain other matters as set forth therein (the "First Amendment"); and

     WHEREAS, WMT, the Company and the Stockholders have executed a Second Amendment to Stock Purchase Agreement dated September 5, 1997, extending the term of the Stock Purchase Agreement (as amended by the Extension Letter and the First Amendment) to September 30, 1997 and amending the Stock Purchase Agreement with respect to certain other matters as set forth therein (the "Second Amendment"); and

     WHEREAS, in connection with the execution of the Extension Letter, the First Amendment and the Second Amendment, WMT has paid the Stockholders One Million Dollars ($1,000,000), all of which is to be the Termination Fee if the transactions

                                                          CONFIDENTIAL TREATMENT

contemplated by the Stock Purchase Agreement are not consummated.

     WHEREAS, WMT, the Company and the Stockholders desire to enter into this Agreement to further amend the Stock Purchase Agreement; and

     WHEREAS, WMT, the Company and the Stockholders intend that this Agreement supersede the Extension Letter, the First Amendment and the Second Amendment in their entirety; and

     WHEREAS, WMT, the Company and the Stockholders intend that the Stock Purchase Agreement, as amended by this Amendment, constitute the final embodiment of the terms of the Stock Purchase Agreement and shall be executed concurrently with the Closing; and

     WHEREAS, unless otherwise defined herein, terms defined in the Stock Purchase Agreement are used herein as defined therein:

     1. the definition of "Unadjusted Cash Payment" in Section 1 is amended to read as follows:

     ""Unadjusted Cash Payment" is defined in this Agreement in Section 2.2(a)(A)."

     2. Section 2.2(a) of the Stock Purchase Agreement is hereby amended to read as follows:

     "As consideration for the purchase of the Shares, WMT shall pay an aggregate amount of (i) Forty-Six Million Fifty-Five Thousand Seven Hundred and Fifty Dollars ($46,055,750) to be paid in cash by wire transfer in immediately available funds in three installments, subject to adjustment as provided in Sections 2.2(c) and 2.5, (ii) 460,000 shares of WMT Common and an amount of One Million One Hundred and Thirteen Thousand Dollars ($1,113,000) to be paid to Stockholder 2 in cash by wire transfer in immediately available funds and (iii) the Earn-Out Payments, if any, as provided in Section 2.6 hereof (collectively, the "Purchase Price"). Such Purchase Price shall be paid as follows:

          (A) at the Closing, an aggregate of Thirty-One Million Fifty-Five Thousand Seven Hundred and Fifty Dollars ($31,055,750), in cash by wire transfer in immediately available funds (as unadjusted, the "Unadjusted Cash Payment"), of which (i) One Million Dollars ($1,000,000) has been previously paid by WMT and allocated between the Stockholders pro rata in accordance with their respective ownership of the Company, (ii) Seventeen Million Seven

                                                          CONFIDENTIAL TREATMENT

     Hundred and Ninety-Nine Thousand Seven Hundred and Fifty Dollars ($17,799,750) shall be paid to Stockholder 1 and (iii) Twelve Million Two Hundred and Fifty-Six Thousand ($12,256,000) shall be paid to Stockholder 2, such amounts to be subject to adjustment as provided in Sections 2(c) and 2.5 hereof (as adjusted, "Cash Payment");

          (B) at the Closing, to Stockholder 2, Four Hundred Sixty Thousand (460,000) shares (the "WMT Shares") of WMT Common and a cash payment of One Million One Hundred and Thirteen Thousand Dollars ($1,113,000) to be made by wire transfer in immediately available funds;

          (C) with respect to the Seven Million Five Hundred Thousand ($7,500,000) aggregate amount which was to be paid to the Stockholders on the first anniversary of the Closing as originally contemplated in Sections 2.2(a)(C) and 2.2(a)(D) of the Stock Purchase Agreement, (i) at the Closing Stockholder 1 and Stockholder 2 shall be paid Two Million Five Hundred and Ninety Five Thousand Five Hundred and Seventy Five Dollars ($2,595,575) and Nine Hundred and Eighteen Thousand and Seven Hundred and Eighty Eight Dollars ($918,788), respectively (such amounts reflect a discount of 8.5%) and (ii) on the first anniversary of the Closing, an aggregate of Three Million Six Hundred Seventy-Five Thousand Dollars ($3,675,000) in cash by wire transfer in immediately available funds, which shall be allocated as follows: $1,000,000 to Stockholder 1 and $2,675,000 to Stockholder 2 (the "Second Installment");

          (D) with respect to the Seven Million Five Hundred Thousand ($7,500,000) aggregate amount which was to be paid to the Stockholders on the second anniversary of the Closing as originally contemplated in Sections 2.2(a)(C) and 2.2(a)(D) of the Stock Purchase Agreement, (i)at the Closing Stockholder 1 and Stockholder 2 shall be paid Two Million Three Hundred and Eighty Four Thousand and Seven Hundred and Eighty Two Dollars ($2,384,782) and Eight Hundred Forty Four Thousand and One Hundred and Seventy Dollars ($844,170), respectively (such amounts reflect a discount of 8.5%) and (ii) on the second anniversary of the Closing, an aggregate of Three Million Six Hundred Seventy-Five Thousand Dollars ($3,675,000) in cash by wire transfer in immediately available funds, which shall be allocated as follows: $1,000,000 to Stockholder 1 and $2,675,000 to Stockholder 2 (the "Third Installment"); and

          (E)  to the Stockholders, the Earn-out Payment as provided in Section
     2.6 hereof."

                                                          CONFIDENTIAL TREATMENT

     3. Section 2.2(b) of the Stock Purchase Agreement is hereby amended to read as follows:

     "(b) At the Closing, WMT shall (i) deliver to Stockholder 2 a certificate representing the WMT Shares and (ii) pay (x) to each Stockholder an amount equal to his respective portion of the Unadjusted Cash Payment, as adjusted by the Estimated Adjustment Amount of $3,237,470 allocated $1,651,109.70 to Stockholder 1 and $1,586,360.30 to Stockholder 2 in accordance with SECTION 2.2(C) hereof,
(y) to Stockholder 1 $4,980,357, in accordance with SECTIONS 2.2(A)(C) AND 2.2(A)(D) and (z) to Stockholder 2 $2,875,958, in accordance with SECTIONS 2.2(A)(B), 2.2(A)(C) AND 2.2(A)(D), by wire transfer of immediately available funds to the account of such Stockholder, written notice of which account shall have been provided to WMT not less than one (1) business day prior to the Closing. The aggregate cash payment to be paid to the Stockholders at the Closing, after giving effect to the Estimated Adjustment Amount, is hereinafter referred to as the "Estimated Cash Payment." The Second Installment and the Third Installment are collectively referred to herein as the "Installment Payments" or "Installments.""

     4. The first sentence of Section 2.2(c) is hereby amended to read as follows:

     "(c) As soon as reasonably practical, but in no event later than two (2) business days prior to the Closing, the Stockholders shall cause a balance sheet (the "Estimated Closing Balance Sheet") of the Company as of August 31, 1997 (after giving effect to the Spin-Off), which shall set forth on a consolidated basis, the net assets of the Company (after giving effect to the Spin-off) as of August 31, 1997 to be calculated and prepared in accordance with generally accepted accounting principles ("GAAP") (the amount of such net assets as thus determined shall hereinafter be referred to as the "Estimated Net Assets") and to be delivered to WMT."

     5. Section 2.4(b)(ii) of the Stock Purchase Agreement is hereby amended to read as follows:

     "    (ii) a Certificate representing the 460,000 WMT shares to Stockholder
     2;"

     6.   Section 2.7 is hereby amended to read as follows:

     "2.7 Failure to Make Timely Payments.  In the event that (A) WMT fails to
          -------------------------------
pay an Installment or make an Earn-out Payment (each an "Outstanding Obligation" and collectively, the "Outstanding Obligations") on the applicable Due Date, and
(B) reasonably believes it does not have sufficient working capital

                                                          CONFIDENTIAL TREATMENT

to pay such Outstanding Obligations, and (C) after using all reasonable efforts cannot obtain the funds necessary to pay any such Outstanding Obligations, WMT shall execute and deliver to each Stockholder to whom such Outstanding Obligation is owed on the applicable Due Date with respect to each such Outstanding Obligation, a subordinated promissory note, in substantially the form of EXHIBIT J hereto, in the principal amount of the Outstanding Obligation then owed (each, a "Promissory Note"). Such Promissory Note shall bear simple interest from the applicable Due Date at a rate per annum equal to eighteen percent (18%) or the maximum rate allowable by applicable law, whichever is less (the "Default Rate"). Such Promissory Note shall have a term of six (6) months from the applicable Due Date, with accrued interest due and payable monthly. To the extent the Promissory Note has not been paid in full when due, and conditioned upon payment of all accrued interest on such Promissory Note at such time, the Promissory Note shall automatically renew for additional six (6) month periods with accrued interest due (and such renewal being conditioned upon payment of such interest) monthly. In the event that WMT subsequently obtains sufficient working capital or is able to obtain the financing necessary to pay such obligations, WMT shall pay such portion of the amount due under the Promissory Note as is reasonably possible under the circumstances."

     7. Exhibit K (the "Warrant") and Exhibit L (the "Warrant Registration Rights Agreement") originally attached to the Stock Purchase Agreement and all references and provisions in the Stock Purchase Agreement to Exhibit K, Exhibit L, "Warrant" or "Warrant Registration Rights Agreement" (including, but not limited to, such references in Sections 1, 2.8, 2.9 and 5.2) are hereby deleted and shall be of no further force or effect.

     8. Section 2.8(a), 2.8(h) and the last flush paragraph of Section 2.8 of the Stock Purchase Agreement are hereby amended to read as follows:

"2.8 Acceleration of Obligations.
     ---------------------------

     (a)  If

          (i) a Promissory Note is issued to either Stockholder pursuant to SECTION 2.7 above and is not paid in full (including accrued interest) within twelve (12) months of the original date of issuance,

          (ii) WMT fails to timely deliver a Promissory Note to either Stockholder as required by SECTION 2.7 above,

                                                          CONFIDENTIAL TREATMENT

          (iii) WMT materially breaches the covenants set forth in
     SECTION 7.9 hereof,

          (iv) WMT does not timely pay the Adjustment Amount as set forth in SECTION 2.55,

          (v) WMT fails to timely pay accrued interest, when due, on any Promissory Note issued pursuant to SECTION 2.7, or

          (vi) in the event any insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding in connection therewith, is filed by WMT or with respect to WMT by its creditors.

and, after compliance with the procedures and providing the opportunity to cure as set forth in SECTIONS 2.8(B), (C) and (D) and (E) below, such act or omission has not been, or cannot be, cured or corrected, each affected Stockholder may, in his sole discretion, declare all unpaid Installment Payments, Earn-out Payments and Promissory Notes in default and demand payment pursuant to this
SECTION 2.8(A) by providing WMT with a notice of its intent to so accelerate such obligations (the "Acceleration Notice"). WMT shall, within thirty (30) days of the receipt of the Acceleration Notice, pay, in a lump sum, (A) to Stockholder 1 (if there shall be a default in the obligations to Stockholder 1), the aggregate amount of $4,550,000 plus accrued interest, if any, on outstanding Promissory Notes originally issued to Stockholder 1 minus any Installment Payments or Earn-out Payments or principal payments on Promissory Notes received by Stockholder 1 or any assignee thereof prior to such date, and to Stockholder 2 (if there shall be a default in the obligations to Stockholder 2), an aggregate amount equal to $7,800,000 plus accrued interest, if any, on outstanding Promissory Notes originally issued to Stockholder 2 minus any Installment Payments or Earn-out Pay Payments or principal payments on Promissory Notes received by Stockholder 2 or any assignee thereof prior to such date. Upon such payment, the Installment Payment and the Earn-out Payment, and any related outstanding Promissory Note, shall be deemed satisfied in full. Such payments under this SECTION 2.8(A) are in lieu of any further Installment Payments, Earn-out Payments, payments under the Promissory Notes or other payments hereunder or thereunder. To the extent any of the Promissory Notes have been properly assigned prior to such date, payments shall be made to the then holder or holders of such Promissory Notes of the outstanding principal and interest thereon in cancellation thereof, and the payments otherwise due hereunder to Stockholder 1 or Stockholder 2, as the case may be, shall be

                                                          CONFIDENTIAL TREATMENT

correspondingly reduced on a dollar-for-dollar basis by such payments."

     "(h) Concurrent with a Change in Control, WMT shall pay, in a lump sum, (i) to Stockholder 1, the aggregate amount of $4,550,000 plus accrued interest, if any on outstanding Promissory Notes originally issued to Stockholder 1 minus any Installment Payments or Earn-out Payments or principal payments on Promissory Notes received by Stockholder 1 or any assignee thereof prior to such date, and
(ii) to Stockholder 2, an aggregate amount equal to $7,800,000 plus accrued interest, if any on outstanding Promissory Notes minus any Installment Payments or Earn-out Payments or principal payments on Promissory Notes received by Stockholder 2 or any assignee thereof prior to such date. A "Change in Control" will be deemed to have occurred upon (A) a sale of substantially all of the assets of WMT and its subsidiaries, on a consolidated basis, (B) any person acting alone or together that would constitute a "group" for purposes of section 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), as then in effect, shall acquire beneficial ownership (as defined in Rule 13(d) under such Act) of more than fifty percent (50%) of the WMT Common or (C) a merger or consolidation of WMT with another company if the holders of the voting stock of WMT immediately prior to such merger or consolidation do not own or control more than fifty percent (50%) of the voting stock of the surviving corporation. Such payments under this SECTION 2.8(H) are in lieu of any further Installment Payments, Earn-out Payments, payments under the Promissory Notes or other payments hereunder or thereunder. To the extent any of the Promissory Notes have been properly assigned prior to such date, payments shall be made to the then holder or holders of such Promissory Notes of the outstanding principal and interest thereon in cancellation thereof, and the payments otherwise due hereunder to Stockholder 1 or Stockholder 2, as the case may be, shall be correspondingly reduced on a dollar-for-dollar basis by such payments."

"Notwithstanding anything in this Agreement to the contrary, if the IRA Agreement is terminated prior to the delivery of an Acceleration Notice, the Stockholders shall only be entitled to payment, when due, of Earn-out Payments that had accrued as of the date of such termination and, upon payment of such accrued amounts, the Earn-out Payments shall be deemed to have been paid in full for purposes of SECTIONS 2.8(A) and 2.8(H) Without limiting the generality of the foregoing, for the purposes of SECTIONS 2.8(A) and 2.8(H), upon payment of such accrued amounts, Stockholder 1 will be deemed to have received $2,550,000 in Earn-out Payments and Stockholder 2 will be deemed to have received $2,450,000 in Earn-out Payments.

                                                          CONFIDENTIAL TREATMENT

     9. Section 2.9 of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with "[omitted]".

     10. Section 2.11 of the Stock Purchase Agreement is hereby amended to read as follows :

     "2.11     Treatment of Stockholders Equally.  The Company shall not
               ---------------------------------
discriminate among the Stockholders with respect to the timely payment of Earn-out Payments or Installment Payments or otherwise in connection with the performance of its obligations under this Section 2. Notwithstanding the foregoing, in the event that WMT is unable to pay the entire amount due to the Stockholders with respect to the Second Installment or Third Installment, any amounts paid by the Company in respect of either such Installment Payments, or any Promissory Notes issued in lieu thereof, shall be paid equally on a dollar-for-dollar basis up to the total amount due such Stockholder. For example, if WMT were only able to pay $1,000,000 on the Second Installment, $500,000 would be paid to Stockholder 1 and $500,000 to Stockholder 2."

     11. Section 6.2(e) of the Stock Purchase Agreement is hereby deleted in its entirety and shall be of no further force or effect.

     12. Section 7.9(a) and 7.9(b) of the Stock Purchase Agreement are hereby amended to read as follows:

     "(a) there will not be any direct or indirect redemption, purchase or other acquisition of the capital stock of WMT by WMT (other than in connection with (i) a reincorporation; (ii) the repurchase of unvested stock by WMT in connection with the termination of employment of WMT employees; (iii) the redemption or repurchase by WMT of any preferred stock issued by WMT in connection with the private placement of WMT Series A Preferred Stock issued as of September 19, 1997 (or to pay any Earn-out Payments, Installment Payments or Promissory Notes relating thereto); (iv) the redemption or repurchase by WMT of any Series B preferred stock issued by WMT in conjunction with debt financing used to finance in whole or in part the transaction contemplated by this Stock Purchase Agreement; (v) the repurchase of all or any portion of the Put Warrants pursuant to Section 11 of the Registration and Put Rights Agreement dated as of September 30 among WMT, Canpartners Investments IV, LLC and Robert Fleming Inc; or (vi) the repurchase of all or any portion of the Put Warrants pursuant to
Section 11 of the Registration and Put Rights Agreement dated as of September 30 among WMT and IBM Credit Corporation);

     (b) there will not be a declaration or payment of any cash dividend or other non-equity payment in respect of shares of

                                                          CONFIDENTIAL TREATMENT

capital stock (other than in connection with the declaration or payment of any cash dividend or other non-equity distribution or non-equity payment made with respect to the WMT Series A Preferred Stock issued as of September 19, 1997 or other equity raised for the purpose of financing any Earn-out Payments, Installment Payments or Promissory Notes relating thereto);"

     13. Section 9.3(f)(iii) of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with "[omitted]".

     14. Section 11.1(c) of the Stock Purchase Agreement is hereby amended as follows:

     "(c) by WMT, on the one hand, or the Stockholders, on the other hand, if the Closing shall not have occurred on or before September 30, 1997 or such later date as may be mutually agreed upon in writing by the parties."

     15. With respect to Section 11.2 of the Stock Purchase Agreement, WMT, the Company and the Stockholders hereby acknowledge and agree that they are executing this Amendment immediately prior to the Closing and that, therefore,
Section 11.2 is rendered inapplicable and shall have no further force or effect. WMT, the Company and the Stockholders further acknowledge and agree that WMT has previously paid an aggregate amount of One Million Dollars ($1,000,000) to the Stockholders and that, should the Closing fail to occur (i) such One Million Dollars ($1,000,000) amount shall constitute full and complete payment of any Termination Fee which WMT may be obligated to pay under the Stock Purchase Agreement as amended by this Agreement, (ii) WMT waives any right it may have to a termination fee from the Company or the Stockholders and (iii) neither WMT, on the one hand, nor the Company and the Stockholders, on the other hand, shall have any further obligations to the other, including the return of any amounts previously paid.

     16. WMT agrees to, and does hereby, transfer to the Company all rights to the name "Business Partner Solutions" and waives any rights it may have to such name. WMT acknowledges that the Company may commence use of the name "Business Partner Solutions, Inc." prior to the Closing and consents thereto. WMT will take such further actions as reasonably necessary to transfer the rights to such name and enable the Company to use such name in its operations.

     17. Exhibit A and Exhibit B to the Stock Purchase Agreement are hereby supplemented by Exhibit A and Exhibit B attached hereto, respectively.

                                                          CONFIDENTIAL TREATMENT

     18. The IRA Agreement attached as Exhibit F to the Stock Purchase Agreement is hereby superseded in its entirety by the form of IRA Agreement attached hereto as Exhibit C.

     19. The Promissory Note attached as Exhibit J to the Stock Purchase Agreement is hereby superseded in its entitety by the form of Promissory Note attached hereto as Exhibit D.

     20. The Stock Purchase Agreement shall remain in full force and effect without change, except to the extent amended or modified hereby.

     21. The Stock Purchase Agreement is hereby amended to include the following:

     "THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AND INTERCREDITOR AGREEMENT IN FAVOR OF CANPARTNERS INVESTMENTS IV, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY, AND ROBERT FLEMING INC., A DELAWARE CORPORATION, WHICH SUBORDINATION AND INTERCREDITOR AGREEMENT CONTAINS CERTAIN SUBORDINATION PROVISIONS AND IS INCORPORATED HEREIN BY REFERENCE. NOTWITHSTANDING ANY CONTRARY STATEMENT CONTAINED IN THE WITHIN INSTRUMENT, NO PAYMENT ON ACCOUNT OF THE PRINCIPAL, PREMIUM, IF ANY, OR INTEREST HEREOF SHALL BECOME DUE OR BE PAID IN VIOLATION OF THE TERMS OF SUCH SUBORDINATION AND INTERCREDITOR AGREEMENT."

                                                       CONFIDENTIAL TREATMENT

     IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.



                           STAR MANAGEMENT SERVICES, INC.


                           By   /s/ Carlton Joseph Mertens, II
                                ------------------------------


                          Its   President
                                ------------------------------


                                /s/ Harvey E. Najim
                                ------------------------------
                                Harvey E. Najim



                                /s/ Carlton Joseph Mertens II
                                -----------------------------
                                Carlton Joseph Mertens II


                                WESTERN MICRO TECHNOLOGY, INC.


                                By  /s/ James W. Dorst
                                    -------------------------

                                Its Chief Financial Officer
                                    -------------------------

                                                          CONFIDENTIAL TREATMENT

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.
                                                                       EXHIBIT C


                    INDUSTRY REMARKETER AFFILIATE AGREEMENT
                    ---------------------------------------


     THIS INDUSTRY REMARKETER AFFILIATE AGREEMENT (this "Agreement"), dated as of September __, 1997, is made by and between WESTERN MICRO TECHNOLOGY, INC., a
                                              -----------------------------
Delaware corporation ("Western") having offices at 254 East Hacienda Avenue, Campbell, California 95008 and STAR DATA SYSTEMS, INC. or its successor in
                               ----------------------
interest, a Texas corporation ("SDS"), having offices at 888 Isom Road, San Antonio, Texas 78216 (Western and SDS are together referred to as "WMT"), and SIRIUS COMPUTER SOLUTIONS, LTD., a Texas Limited Partnership having offices at
------------------------------
the Spectrum Building, 10th Floor, 613 Northwest Loop 410, San Antonio, Texas 78216 ("IRA").

     RECITALS:

     A. WMT is authorized to market and distribute certain Products, including IBM Products, to resellers; WMT is authorized and wishes to appoint IRA as a solution provider affiliate to sell to End-Users the IBM Products it acquires exclusively from WMT and to engage IRA to sell other non-IBM Products it acquires from WMT to End-Users; and IRA is willing to serve in such capacities s.

     B. For the consideration and mutual promises set forth in this Agreement, the parties agree as follows:

     1.  Definitions. The terms used in this Agreement have the following
         -----------
meanings:

     1.1 "End User" means anyone, unaffiliated with IRA, who acquires Products for its own use and not for resale.

     1.2 "IBM" means International Business Machines, Inc. and its subsidiaries.

     1.3 "Machine" means an IBM or non-IBM machine, its features, conversions, upgrades, elements, accessories, cables or any combination of them (provided by IBM or another OEM to WMT) approved by IBM or another OEM to be provided to IRA.

     1.4 "Original Equipment Manufacturer" or "OEM" means an original equipment manufacturer, including without limitation IBM.

     1.5 "Product" means a Machine, Program or Service which WMT has been authorized to distribute to IRA.

                                                       CONFIDENTIAL TREATMENT

     1.6 "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     1.7 "Program" means an IBM or non-IBM licensed program (provided by IBM or another OEM to WMT) approved by IBM or the other OEM to be provided to IRA. Program does not include an OEM's licensed internal code.

     1.8 "Service" means assistance performed or marketed by WMT, including without limitation use of a resource (such as a network) approved by IBM to be provided to IRA.

     1.9 "Subsidiary" means with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

     1.10 "Stock Purchase Agreement" means the Stock Purchase Agreement dated June 4, 1997, by and among Western, Star Management Services, Inc., Harvey E. Najim and Carlton Joseph Mertens II, as amended.

     1.11 "Value Added Enhancement" or "VAE" means the industry specific IBM approved Application Software Program.

     2.  Appointment of Industry Remarketer Affiliate. WMT hereby appoints IRA
         --------------------------------------------
as one of its industry remarketer affiliates (also referred to as solution provider affiliates) of IBM Products for marketing and sale to End Users in the United States and Puerto Rico with IRA's VAEs. This appointment is not exclusive with respect to WMT and WMT has entered into and reserves the right to enter into similar agreements with others for the purpose of marketing and distributing Products. This appointment is exclusive with respect to providing IBM Products to IRA for resell and IRA agrees to not enter into any similar arrangement with any others for the purpose of selling IBM Products to End Users.

     3.  IRA Obligations.
         ---------------

     3.1  IBM Requirements. IRA shall be subject to any obligations or
          ----------------
restrictions imposed by IBM under the terms of any applicable agreement between WMT and IBM, as such terms may change from time to time, or between IRA and IBM, as such terms may change from time to time, and IRA agrees to be bound by and comply with any such obligations or restrictions. In particular, and without limitation, IRA will comply with all IBM

                                                         CONFIDENTIAL TREATMENT

requirements set forth in IRA's agreement with IBM, as amended from time to time.

     3.2  Transition Period. During the [***] ([*]) month period immediately
          -----------------
following the consummation of the transaction contemplated by the Stock Purchase Agreement (the "Transition Period"), WMT and IRA will share certain employees and miscellaneous expenses in accordance with the allocation set forth in the Schedule that is attached as Exhibit A to this Agreement (the "Cost Sharing Schedule"). Either party may elect to extend the Transition Period for up to [*****] ([**]) days upon [*****] ([**]) days prior written notice to the other party of such extension. Every [*****] ([**]) days during the Transition Period, the parties will discuss and decide, in good faith, whether any adjustments should be made to the Cost Sharing Schedule. Each party will pay within [***] ([**]) days of the end of each month the net monthly cost attributable to such party as shown on the Cost Sharing Schedule.

     4.  WMT Obligations.
         ---------------

     4.1  Support. WMT will provide telephone support at no charge to up to
          -------
[***] ([*]) identified IRA employees. Such employees shall be technical personnel rather than sales personnel. At the request of IRA, WMT will provide support to End Users at [*******************************], which, as of the date of this Agreement, is $[***] per hour. At the direction of IRA, WMT will either invoice IRA or such End User for WMT's services with respect to such End Users. If IRA decides to offer monthly support contracts to End Users, then WMT agrees to provide the services under the contracts entered into by IRA, or enter into contracts directly with such End Users, as may be elected by IRA. The applicable charge by WMT to IRA or such End Users, as the case may be, shall be as follows :

                 Monthly Support       Monthly Support
                Charge for Service    Charge for 24-Hour
                 From 8-5 CST on          Service,
 IBM Product    Business Days Only     7 Days a Week
 -----------    ------------------    -----------------
9402's               $[***]               $[***]
9406's               $[***]               $[***]

IRA shall be entitled to all proceeds received from End Users in excess of the above described WMT service charges.

     4.2  Personnel Rebate. WMT shall pay to IRA a personnel rebate at a rate of
          ----------------
$[*****] for each $[*******] of Product purchased by IRA from WMT under this Agreement as more specifically

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                                         CONFIDENTIAL TREATMENT

set forth below. The value of the Products purchased by IRA (the "Actual Dollar Value") shall be calculated based upon WMT's [***************************]. For purposes of this Agreement, "Net Sales" means[**********************************
********************************************************************************
********************************************************************************
********************************************************************************
*****************************************************]. Within [***] ([**]) days after the end of each calendar quarter or the termination of this Agreement pursuant to SECTION 9 hereof, WMT will calculate the Actual Dollar Value of Products purchased by IRA from WMT during the preceding calendar quarter (or the Current Calendar quarter in the case of termination) and will pay to IRA the personnel rebate due for such period based upon such Actual Dollar Value calculated as follows :

                                [******************************
                                ***************]

     For example, if IRA purchased $[********] of Product during a calendar quarter, then WMT would pay IRA a $[******] personnel rebate for such quarter. If IRA purchased an aggregate of $[*********] in Product, then personnel rebates with respect to such purchases would total $[*******].

     5.  Delivery and Title.
         ------------------

     5.1  Delivery. Upon receipt of each purchase order by WMT, if the Product
          --------
is not then in WMT's inventory, WMT will, as soon as reasonably possible but in no event later than two (2) days following receipt of such purchase order, place the order with IBM or other applicable OEM. With respect to Products in WMT's inventory or after receipt of such products from the applicable OEM, WMT shall ship such Products, as soon as reasonably possible, F.O.B. WMT's or IBM's or the other OEM's facility in the continental United States. Such Products shall be insured by WMT at IRA's cost; provided, however, IRA shall not be obligated to pay any shipping or insurance charges to the extent such charges are paid by IBM or other OEM. All Products shall be packaged for shipment in accordance with WMT's usual and customary practices which shall be reasonably calculated to provide adequate protection for its Products. The method of shipment and common carrier shall be selected by IRA.

     5.2  Passing of Title. Title to the IBM or other Machines will pass from
          ----------------
WMT to IRA. IRA shall pass title to the Machines directly to the End User or, if applicable, to a third party financing institution on behalf of the End User. IBM and other OEMs do not transfer title to Programs.

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                                       CONFIDENTIAL TREATMENT

     6.   Price; Payment.
          --------------

     6.1  Product Costs; Payment Terms.
          ----------------------------

     (a) IRA shall acquire the Products from WMT at the prices of each such Product as per Exhibit B to this Agreement (the "Price Schedule"). The prices set forth on the Price Schedule shall be increased or decreased, as the case may be, from time to time for the following reasons: (i) to comply with SECTION 6.1(B) below; and (ii) to reflect increases or decreases, as the case may be, in the OEM's price to WMT.

     (B)  [********************************************************************
*******************************************************************************
*******************************************************************************
*******************************************************************************
****]
     (c) For Products which do not have a price set forth on the Price Schedule, the cost to IRA shall be based upon a [***] percent ([**]%) gross margin to WMT.

     (d) WMT shall not be responsible for any applicable taxes resulting exclusively from IRA's purchases of Products under this Agreement, other than taxes based on WMT's sales or income. Payment of WMT's invoice shall be due forty-five (45) days after the invoice date.

     (e) Any price decrease for a Product as contemplated by SECTION 6.1(A) above shall be effective on the effective date of the OEM's corresponding price reduction with respect to such Product. IRA shall receive the benefit of any such OEM price reduction with respect to any Product covered by such price reduction that (i) as of the effective date of such OEM price reduction, has been ordered by IRA and has not been shipped, or has been shipped but not installed with the End User (and WMT receives the price decrease with respect to such Product), or (ii) is ordered by IRA subsequent to the effective date of such OEM price reduction. Any price increase for a Product as contemplated by
SECTION 6.1(A) above shall be effective on the effective date of the OEM's price increase with respect to such Product.

     6.2  Delinquent Payments. If IRA's account becomes delinquent, and the
          -------------------
amount of such account is not in dispute, WMT may do one or more of the following: (a) impose a finance charge, up to the maximum permitted by law, on the delinquent portion of the balance due; or (b) pursue any other remedy available at law to collect such delinquent amount.

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                                       CONFIDENTIAL TREATMENT

     7.   Arbitration. Any unresolved dispute arising out of or relating to this
          -----------
Agreement, any schedule, certificate or other document delivered by any party in connection with this Agreement or incident to the transactions contemplated hereby or the breach, inaccuracy, termination or validity hereof or thereof or otherwise arising out of or relating to the transactions contemplated hereby and thereby, or any other agreement among them or between any of them, whether entered into prior to, on or subsequent to the date of this Agreement or those arising under any federal, state or local law, regulation or ordinance, shall be determined by binding arbitration in accordance with certain aspects of the then current Commercial Arbitration Rules of the American Arbitration Association. If the amount in controversy in the arbitration exceeds Two Hundred Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs or if the controversy relates to the termination of this Agreement pursuant to SECTION 9.2 below, the arbitration shall be conducted by a panel of three (3) neutral arbitrators. Otherwise, the arbitration shall be conducted by a single neutral arbitrator. The parties shall endeavor to select neutral arbitrators by mutual agreement. If such agreement cannot be reached within ten (10) business days after a dispute has arisen which is to be decided by arbitration, any party or the parties jointly shall request the American Arbitration Association to submit to each party an identical panel of fifteen (15) persons. Alternate strikes shall be made to the panel, commencing with the party bringing the claim, until the name of three (3) persons remain, or one (1) person if the case is to be heard by a single arbitrator. The parties may, however, by mutual agreement request the American Arbitration Association to submit additional panels of possible arbitrators. The person(s) thus remaining shall be the arbitrator(s) for such arbitration. If three (3) arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three (3) arbitrators as provided hereinabove, then such sole arbitrator or the chairperson of such panel, as the case may be, shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be in writing and reasoned, shall be based on the evidence admitted and the substantive law of the State of Delaware and shall contain an award for each issue and counterclaim. The award shall be made within thirty (30) days following the close of the final hearing and the filing of any post-hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the parties hereto and the subject matter. The arbitration shall be

                                                       CONFIDENTIAL TREATMENT

governed by the United States Arbitration Act, 9 U.S.C. (S) 1--16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be Denver, Colorado. Each party shall be entitled to inspect and obtain a copy of relevant documents in the possession or control of the other party and to take depositions of the other party's employees, agents, representatives and witnesses (including expert witnesses). All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery. No party shall be entitled to submit interrogatories to the other parties. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas. The arbitrator(s) are not empowered to award damages in excess of actual damages and the IRA and WMT hereby irrevocably waive any right to recover such damages with respect to any dispute resolved by arbitration. Each of the parties agrees to participate in good faith in the arbitration process and take all reasonable actions to conclude such arbitration as soon as possible.

     8.   Term. Subject to earlier termination in accordance with SECTION 9 of
          ----
this Agreement, the term of this Agreement shall commence on the date set forth above and continue for a period of thirty-six (36) months thereafter at which time this Agreement will terminate unless otherwise mutually agreed to by the Parties hereto.

     9.   Termination.
          -----------

     9.1  Termination by WMT; Expiration.  WMT shall have the right to (a)
          ------------------------------
terminate this Agreement immediately upon written notice to IRA if WMT is notified by IBM that IRA no longer meets IBM's guidelines and (b) terminate its obligation with respect to providing any other OEM's Products to IRA if IRA no longer meets such OEM's guidelines.

     9.2  Termination by IRA. IRA reserves the right to terminate this
          ------------------
Agreement, upon written notice to WMT if:

                                                          CONFIDENTIAL TREATMENT

     (a)  [*******************************************************************
******************************************************************************
****************]

     (b)  [*******************************************************************
******************************************************************************
******************************************************************************
******************************************************************************
******************************]

     (c) if, after a Change of Control (as defined in SECTION 2.8(E) of the Stock Purchase Agreement) of WMT, [***********] gives IRA notice of its intent to terminate its distributor agreement with IRA and such notice is not withdrawn within fifteen (15) business days, or

     (d) WMT's contractual relationship with IBM is terminated or expires and is not renewed, or

     (e) if WMT's contractual relationship with IBM is materially modified or amended with respect to discounts WMT receives as a distributor and such modification or amendment adversely puts IRA's business at a material competitive disadvantage (a "Material Modification").

     For purposes of this Agreement, a "Material Breach" shall mean a material breach of this Agreement including, without limitation, (i) WMT's failure to pass on material rebates, discounts, etc., provided for in Exhibit B to this Agreement; (ii) WMT unreasonably refusing to accept or process a material or service order under this Agreement; and (iii) WMT not providing the personnel rebate set forth in Section 4.2 of this Agreement, in each case in material breach of the terms of this Agreement and having a material adverse effect on IRA.

     Each party recognizes that the provisions regarding termination of this Agreement set forth in SECTION 9.2 can impose a severe and unexpected burden on WMT and that a bona fide dispute can arise as to (i) the proper characterization for these purposes of acts or omissions constituting a Material Breach of this Agreement or (ii) whether a Material Modification has occurred. If IRA believes a Material Breach of this Agree ment or a Material Modification has occurred, IRA shall give WMT written notice (the "Breach Notice") that a Material Breach or Material Modification has occurred, describing the acts or omissions complained of and providing a reasonable description of the action it requires of WMT to correct and cure such Material Breach (e.g., any actual damages incurred as a result of such Material Breach) or such Material Modification. Within five (5) business days of IRA's delivery of such notice, WMT shall deliver a written notice to IRA of any objections to the

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                                          CONFIDENTIAL TREATMENT

matters contained in such Breach Notice (the "Objection Notice"). Such Objection Notice may relate to whether a Material Breach or Material Modification has occurred, the description of the matter giving rise to the claim of Material Breach or Material Modification or the actions required of WMT to cure and correct such Material Breach or Material Modification. The failure of WMT to deliver the Objection Notice within the required time will constitute WMT's acceptance of all of the matters described in the Breach Notice and the failure of WMT to object to any matter stated in such Objection Notice will constitute WMT's acceptance of the matters not objected to therein. If WMT timely objects to the matters set forth in such Breach Notice, IRA and WMT shall endeavor for the ten (10) business day period following receipt of such objection to resolve such dispute. If at the end of such ten (10) business day period, WMT and IRA are unable to resolve the disagreements set forth in the Objection Notice, such dispute shall be resolved by arbitration in accordance with SECTION 7 hereof and that during the pendency of any such arbitration proceeding, the termination rights created by such provisions shall be stayed. The arbitrator shall be instructed to resolve the following matters, and only these matters, to the extent objected to or raised in the Objection Notice, all of such matters to be resolved in one proceeding: (i) whether a Material Breach or a Material Modification has occurred, (ii) with respect to a Material Breach, the validity of IRA's claim with respect to the acts or omissions complained of in the Breach Notice; (iii) if the acts or omissions which were the subject of the Breach Notice have occurred and to the extent such Material Breach or Material Modification can be cured or corrected, the actions necessary to cure or correct such Material Breach or Material Modification; (iv) the actual damages incurred by IRA, if any, with respect to the acts or omissions which were the subject of the Breach Notice; and (v) the validity and actual damages incurred by WMT with respect to the claims, if any, properly made by WMT against IRA in the Objection Notice. WMT shall have a thirty (30) day cure period (five (5) business day cure period with respect to cash payment or the cure or correction of a Material Modification) after the matters set forth in the Breach Notice are finally resolved (whether upon the failure to timely object, mutual agreement by the parties, or pursuant to the finding of the arbitrator), and to the extent such Material Modification or other act or omission giving rise to a Material Breach may be cured or corrected, to take such actions finally determined pursuant to this section to be necessary to cure or correct such Material Breach or Material Modification. Whether or not the arbitrator concludes that a Material Breach of this Agreement can be cured or corrected, the arbitrators as part of the arbitrators' decision, shall determine the actual damages (which shall not include any incidental, consequential or special damages) suffered by the

                                                       CONFIDENTIAL TREATMENT

IRA (with respect to terminations under clause (a) of SECTION 9.2) and shall offset against such amount, any actual damages suffered by WMT as a consequence of a Material Breach of this Agreement by the IRA; provided, however, WMT shall not be entitled to an offset for such actual damages suffered by WMT unless such claims are set forth in the Objection Notice and submitted to arbitration concurrently with all of the matters set forth in the Objection Notice. In addition to the action finally determined to be necessary to cure or correct such Material Breach, but without duplication, WMT shall pay, within ten (10) business days of such final arbitration decision, to IRA the amount of actual damages, if any, incurred by IRA, net of the offsets described in the preceding sentence. In the event that WMT fails to take the actions finally determined hereunder to be necessary to cure or correct the acts or omissions complained of within the applicable cure period, a Material Breach or Material Modification, as the case may be, shall be deemed to have occurred and IRA shall be entitled to terminate this Agreement pursuant to the foregoing sentence without any further notices (other than the notice of termination), cure periods or arbitration proceedings set forth in this SECTION 9.2 with respect to whether WMT properly cured or corrected such Material Breach or Material Modification, as the case may be, or paid the actual damages as finally determined. If a Material Breach is determined to have occurred and WMT properly cures or corrects the Material Breach as permitted hereunder, and thereafter the act or omission of WMT which gave rise to the claim of Material Breach continues to occur, then, notwithstanding any provision in this SECTION 9.2 to the contrary, IRA may terminate this Agreement pursuant to clause (a) of this SECTION 9.2 without complying with the notice, cure and arbitration provisions of this
SECTION 9.2.

     9.3  Termination by IRA for Non-Payment of Second and Third Installment or
          ----------------------------------------------------------------------
Earn-out. Notwithstanding SECTION 9.2 hereof, in the event that WMT fails to
--------
timely pay on the applicable Due Date (as defined in the Stock Purchase Agreement) the entire amount due to Harvey E. Najim on the first anniversary of the Closing pursuant to SECTION 2.2(A)(C) of the Stock Purchase Agreement or the second anniversary of the Closing pursuant to SECTION 2.2(A)(D) of the Stock Purchase Agreement or any Earn-out payment due under SECTION 2.6 of the Stock Purchase Agreement, for any reason whatsoever, the IRA shall thereafter be entitled to terminate this Agreement with 30 days prior written notice. Termination under this SECTION 9.3 shall be in addition to any other rights, payments or remedies to which Harvey E. Najim may be entitled.

     9.4  Effect of Termination or Expiration. Upon the expiration or
          -----------------------------------
termination of this Agreement, IRA will (a) continue to fulfill its obligations to End Users and in such a way as not to

                                                         CONFIDENTIAL TREATMENT

reflect adversely on WMT or the Products; (b) pay to WMT when due all outstanding amounts including, but not limited to, any amounts owing under
SECTION 6 hereof within forty-five (45) days of the invoice date. Upon the expiration or termination of this Agreement, WMT will (a) continue to fulfill its obligations to End Users and in such a way as not to reflect adversely on IRA, or the Products and (b) pay IRA all due and outstanding amounts including, without limitation, any amounts due and owing to IRA under SECTION 4.2 hereof.

     10.   Confidentiality. WMT acknowledges and agrees that this Agreement is
           ---------------
being executed in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, including the Spin-off (as defined therein) of the End User Business (as defined therein) of SDS into IRA. Western and SDS, jointly and severally, agree to use commercially reasonable efforts to assist IRA to maintain its present business relationship with the End User customers of SDS prior to the Spin-off for the benefit of IRA. Western and SDS jointly and severally agree that they will (and will cause each person under their control to) keep confidential and not use any confidential information or make available to any others any documents, files, customer lists, price lists, or other papers or information concerning such End User Business except if required pursuant to an order of any court or administrative agency or otherwise required by law.

     11.   Miscellaneous Provisions.
           ------------------------

     11.1  Independent Contractor.  WMT and IRA are independent contractors.
           ----------------------
Neither party will have any right or authority to act on behalf of the other and neither party shall represent that it has such right or authority.

     11.2  Assignment. IRA agrees not to assign, or otherwise transfer, this
           ----------
Agreement or its rights under it or delegate its obligations or appoint another reseller (including a related company) or agent to represent it, without the consent of WMT which shall not be unreasonably withheld. Any attempt to do either is void. A transfer of all or part of the ownership interest in IRA by Harvey E. Najim shall not be deemed an assignment prohibited hereunder. WMT agrees not to (a) assign, or otherwise transfer, this Agreement or its rights under it or (b) delegate its obligations or appoint another distributor (including a related company) or agent to represent it without the consent of IRA, which shall not be unreasonably withheld; provided, however, with respect to a Change in Control (as defined in the Stock Purchase Agreement) such consent may be withheld in IRA's sole discretion. Any attempt to do either is void. A Change in Control of WMT shall be deemed an assignment and prohibited hereunder, provided, however, IRA shall be deemed

                                                          CONFIDENTIAL TREATMENT

to have consented to such assignment if all of the Installment Payments and Earn-out Payments or Promissory Notes related thereto due upon a Change in Control have been paid in accordance with SECTION 2.8(F) of the Stock Purchase Agreement.

     11.3  Severability. If any provision of this Agreement, or the application
           ------------
thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement, and (if appropriate) such provision to other persons or circumstances, shall remain in full force and effect and be interpreted so as best to reasonably effect the intent of the parties hereto.

     11.4  Waiver, Amendment, Modification.  Any waiver, amendment or other
           -------------------------------
modification of this Agreement will not be effective unless in writing and signed by the party against whom enforcement is sought. The failure by either party to exercise any of its rights hereunder will not be deemed a waiver of such rights in the future or a waiver of any other rights under this Agreement.

     11.5  Notices. Any notice, approval or other communication required or
           -------
permitted under this Agreement between the parties will be given in writing and will be sent by facsimile, electronic mail or airmail, postage prepaid, to the address specified above or to any other address that may be designated by prior notice. Any notice, approval or other communication delivered by facsimile or electronic mail will be deemed to have been received the day it is sent, as confirmed by transmission receipt. Any notice, approval or other communication sent by airmail will be deemed to have been received on the seventh business day after its date of posting.

     11.6  Governing Law. This Agreement will be governed by and interpreted in
           -------------
accordance with the laws of the State of Delaware, excluding its conflict of law principles.

     11.7  Entire Agreement. This Agreement constitutes the complete and entire
           ----------------
statement of all terms, conditions and representations of agreement between WMT and IRA with respect to the subject matter contained herein and supersedes all prior oral or written agreements or understandings .

SIRIUS COMPUTER SOLUTIONS, LTD.                  WESTERN MICRO TECHNOLOGY, INC.
By: Sirius Management, LLC

                                                 By ___________________________

By_________________________________              Title ________________________

                                                          CONFIDENTIAL TREATMENT

     Harvey E. Najim, Manager

                                               STAR DATA SYSTEMS, INC.


                                               By ______________________________

                                               Title ___________________________

                            CONFIDENTIAL TREATMENT

Exhibit A
Schedule of Sirius/BPS Cost Sharing Arrangement

WMT Employee      Department      Compensation   Benefits   Total       Split    BPS         Sirius
[**********]      [*********]     [********]     [******]   [********]  [*****]  [********]  [*******]
[**********]      [*********]     [*******]      [******]   [*******]   [*****]  [*******]   [*******]
[********]        [**]            [*******]      [******]   [*******]   [*****]  [*******]   [*******]
[******]          [**]            [*******]      [******]   [*******]   [*****]  [*******]   [*******]
[********]        [**]            [*******]      [******]   [*******]   [*****]  [*******]   [*******]
[**********]      [**]            [*******]      [******]   [*******]   [*****]  [*******]   [*******]
[*********]       [**]            [*******]      [******]   [*******]   [*****]  [*******]   [*******]
[*********]       [**]            [*******]      [******]   [*******]   [*****]  [*******]   [*******]

                                  [********]     [*******]  [********]           [********]  [********]

Equipment/Supplies/Space                                                                     [*******]

                  [***************************]                                              [********]

                  [****************************]                                             [*******]

Sirius Computer Solutions Employees

[************]    [**********]    [*******]      [******]   [*******]   [*****]  [*******]   [*******]
[*******]         [**********]    [*******]      [******]   [*******]   [*****]  [******]    [*******]
[**********]                      [*******]      [******]   [*******]   [*****]  [*******]   [*******]
[********]                        [*******]      [******]   [*******]   [*****]  [******]    [*******]

                  [************************]                                     [*******]   [*******]

                  [*************************]                                    [******]

                  [*************************]

                  [**************************]                                               [*******]


NOTE: [************************************************************************]

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                            CONFIDENTIAL TREATMENT

NOTE: [************************************************************************]

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                                          CONFIDENTIAL TREATMENT

                                   EXHIBIT B
                                   ---------

                Discount Schedule for Sirius Computer Solutions
                -----------------------------------------------


[*****************************************]

                                           [*******
[**********]                            **************]
------------                            ---------------
[********]                                   [***]
[********]                                   [***]
[********]                                   [***]
[********]                                   [***]
[********]                                   [***]
[********]                                   [***]
[********]                                   [***]
[********]                                   [***]
[********]                                   [***]
[********]                                   [***]
[********                                    [***]
  ********]
[********                                    [***]
  ********]
[********]                                   [***]
[********
  *****                                      [***]
  *****]                                     [***]
[********]                                   [***]
[********]                              [************]
[********]                              [************]
[***************]
-----------------
[*************]                         [*************]
[*************]                         [*************]
[*************]                         [*************]
[*************]                         [*************]
[*************]                         [*************]
[*************]                         [*************]
[*************]                         [*************]
[***********                            [*************]
**********]

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                                          CONFIDENTIAL TREATMENT


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CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.


                                     B-2

                                                          CONFIDENTIAL TREATMENT

                                                                       EXHIBIT D

                                PROMISSORY NOTE
                                ---------------


$__________                                                   San Antonio, Texas
                                                              ____________, 19__


     FOR VALUE RECEIVED, the undersigned __________ (herein called "Maker"), promises to pay to the order of __________ (herein together with all subsequent holders hereof called "Holder") at __________, San Antonio, Texas 782__, in lawful money of the United States of America, the principal sum of __________ ($__________), together with interest on the principal balance at the rate hereinafter provided.

     1. From the date of this Promissory Note (this "Note") until the Maturity Date (as may be extended as provided herein) interest on the principal balance hereof from time to time remaining unpaid prior to maturity shall accrue at the lower of (i) a fixed rate per annum equal to eighteen percent (18%) or (ii) the Maximum Rate, calculated on the basis of actual days elapsed over a year composed of three hundred sixty-five (365) days, provided, however, that if at any time the rate of interest specified shall exceed the Maximum Rate, the interest rate hereunder is automatically limited to the Maximum Rate. As used herein, the term "Maximum Rate" means the greatest of the rates of interest from time to time permitted under applicable federal or Texas law. To the extent of the applicability of Article 5069-1.04, Texas Revised Civil Statutes, as amended, the Maximum Rate shall be the highest permitted rate based upon the "indicated (weekly) rate ceiling," but to the extent now or hereafter permitted by Texas law, Holder may from time to time implement, withdraw and reinstate any ceiling as an alternative to the indicated rate ceiling, including the right to reinstate the indicated rate ceiling. Interest on past-due principal and, to the extent permitted by law, on past-due interest, shall accrue at the lower of the rates referenced in clauses (i) and (ii) above.

     2. Principal and interest on the unpaid principal balance hereof from time to time outstanding shall be due and payable as follows:

     Principal shall be due and payable in full on __________ ("Maturity Date") [INSERT MATURITY DATE = 6 MONTHS FROM THE DATE OF THIS NOTE]. Accrued interest shall be due and payable on the last business day of each month.

     Automatic Extension of Maturity Date.  In the event Maker fails to pay this
     ------------------------------------
     Note in full on the Maturity Date and after using reasonable and good faith efforts to do so as provided in Section 2.10 of the Stock

                                                          CONFIDENTIAL TREATMENT

     Purchase Agreement (as hereinafter defined), Maker shall, on or before the Maturity Date, provide Holder with written notice of its inability to pay, and upon delivery of such notice, the Maturity Date shall be automatically extended for one (1) successive six (6) month period (such new Maturity Date being __________) [INSERT DATE WHICH IS TWELVE (12) MONTHS FROM THE DATE OF THIS NOTE]; provided, however, that for such extension of the Maturity Date to be effective, Maker shall have timely paid all accrued interest for each month prior thereto, and shall pay, on the Maturity Date, all accrued and unpaid interest then outstanding and payable under this Note. If the Maturity Date is extended as provided for in this paragraph, all accrued interest shall continue to be paid on a monthly basis and all principal and accrued and unpaid interest shall be due and payable in full on __________ [INSERT DATE WHICH IS TWELVE (12) MONTHS FROM THE DATE OF THIS NOTE]. If on __________ [INSERT DATE WHICH IS TWELVE (12) MONTHS FROM THE DATE OF THIS NOTE], Maker fails to pay this Note, after using reasonable and good faith efforts to do so as provided in Section 2.10 of the Stock Purchase Agreement, Maker shall, on or before ______________ [Insert date which is twelve (12) months from the date of this Note], provide Holder with written notice of its inability to pay, and upon delivery of such notice, the Maturity Date shall be automatically extended for successive six (6) month periods until the earlier to occur of (i) the date that Holder makes written demand to Maker for payment in full of this Note or (ii) an Acceleration Notice is delivered pursuant to Section 5(a) hereof, or (iii) if no demand is made under subsection (i) or (ii) immediately above, on __________ ("Final Maturity Date"); [INSERT DATE WHICH IS 4 YEARS FROM THE DATE OF THIS NOTE] provided, however, that for each such automatic extension of the Maturity Date to be effective, Maker shall pay accrued interest on a monthly basis and pay, on each applicable extended Maturity Date, all accrued and unpaid interest then outstanding and payable under this Note. Unless earlier written demand is made as set forth above or this Note becomes due and payable prior to the Final Maturity Date pursuant to Section 5(a) hereof, all principal, and accrued but unpaid interest due on this Note, shall be due and payable in full on the Final Maturity Date.

     Payment of this Note is secured by the terms, conditions and obligations contained in that certain Stock Purchase Agreement, as amended (the "Stock Purchase Agreement") dated June 4, 1997, executed by and among Maker, Holder, Star Management Services, Inc. and _____________.

                                                          CONFIDENTIAL TREATMENT

     3. Subject to Section 9 hereof, this Note shall be governed by and construed in accordance with Texas law and applicable federal law. The parties hereto intend to conform strictly to the applicable usury laws. In no event, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money hereunder or otherwise exceed the maximum amount permissible under applicable law. If fulfillment of any provision hereof or of any other document pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, would involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced automatically to the limit of such validity. If Holder shall ever receive anything of value deemed interest under applicable law which would exceed interest at the highest lawful rate, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the principal amount owing hereunder in the inverse order of its maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. All sums paid or agreed to be paid to Holder for the use, forbearance or detention of the indebtedness of Maker to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by applicable law. The provisions of this paragraph shall control all existing and future agreements between Maker and Holder.

     4.  Right and Obligation to Prepay.  Maker may at any time prepay the
         ------------------------------
principal sum of this Note, or any part thereof, together with accrued and unpaid interest thereon, without premium or penalty. In the event that Maker at any time obtains sufficient working capital or is able to obtain alternative financing (after using reasonable and good faith efforts to do so as provided in Section 2.10 of the Stock Purchase Agreement) to so repay all or part of this Note, Maker shall be obligated to prepay such portion of the principal sum outstanding under this Note, together with accrued and unpaid interest thereon, as is reasonably possible under the circumstances.

     5. (a) If default is made in the payment of either principal or interest and such default is not cured within the applicable cure period provided in
Section 2.8(c), (d) or (e) of the Stock Purchase Agreement, then Holder shall have the right and option, without notice or demand, to declare the unpaid balance of principal and accrued interest, and all other sums owing on this Note, at once due and payable. If Holder is entitled to deliver an Acceleration Notice (as defined in the Stock Purchase Agreement) to Maker pursuant to Section 2.8(a) of the Stock Purchase Agreement, Holder shall have the right and option, without notice or demand (other than delivery of the Acceleration Notice), to declare the unpaid balance of principal

                                                          CONFIDENTIAL TREATMENT

and accrued interest, and all other sums owing on this Note, at once due and payable, such amounts to be paid in accordance with Section 2.8(a) of the Stock Purchase Agreement; provided, however, such acceleration by Holder shall not relieve Maker of its obligations to make timely payments of amounts which are due and owing hereunder prior to the payment period set forth in Section 2.8(a) of the Stock Purchase Agreement. Notwithstanding any provision in this Agreement to the contrary, upon a Change in Control (as defined in the Stock Purchase Agreement), Holder shall have the right and option, without notice or demand, to declare the unpaid balance of principal and accrued interest, and all other sums owing on this Note, at once due and payable.

     (b) Subject to the notice and cure provisions set forth in Section 2.8 of the Stock Purchase Agreement, Maker hereby (i) waives demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting this Note or enforcing any of its remedies, (ii) agrees that Holder shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to enforce its rights against them and (iii) consents to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to Maker.

     If Maker defaults in the payment of any principal or interest due hereunder, to the extent not prohibited by law, Maker will pay, or reimburse Holder for, all reasonable costs and expenses, of every character, incurred or expended thereafter (including, but not limited to, the reasonable fees and expenses of counsel for Holder) in connection with the collection of the debt represented hereby; and all reasonable costs of negotiation, preparation, execution and delivery of any and all amendments, modifications, supplements, consents, waivers or other documents or writings relating to this Note. In addition, if Maker defaults on any payment of principal or interest due hereunder, Maker will pay, or reimburse Holder for, all reasonable costs and expenses, of every character incurred or expended thereafter in connection with the proper exercise by Holder of any of its rights and remedies hereunder or at law.

     If Holder erroneously declares that Maker has defaulted on its obligations hereunder, Holder will pay, or reimburse Maker for, all reasonable costs and expenses of every character incurred or expended thereafter in connection with the defense by Maker of any of any claims made by Holder hereunder.

     6. The Maker warrants and represents to the Holder, and to all other holders of any debt evidenced by this Note, that each loan, whether one or more, evidenced by this Note is and shall be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of Title 79, Texas Revised Civil Statutes, 1925, as amended.

                                                          CONFIDENTIAL TREATMENT

     7. At any time after the date of this Note, Holder shall have the right to sell, transfer or assign his interest in all or part of this Note, or the debt evidenced by this Note, to any relative or spouse of Holder (such relative being related to the Holder in the second degree), or to a trust, corporation, partnership or other entity in which all of the beneficial interest is held by or for such person, persons or the Holder. Except as set forth in the preceding or following sentence, this Note and the Holder's interest hereunder are not transferable or assignable other than by will or pursuant to the laws of descent and distribution. After the expiration of one (1) year after the date of this Note, Holder shall have the right, exercisable in Holder's sole discretion and without notice to Maker or any other person, to sell, assign or transfer his interest in all or part of this Note, or the debt evidenced by this Note. It shall be a condition to any such transfer that the assignee agree to be bound by the provisions of this Note, including, without limitation, Sections 5(a), 8, 9 and 10 hereof.

     8. Holder acknowledges and agrees that notwithstanding anything to the contrary contained in this Note or any other agreement or arrangement now existing or hereafter existing between Holder and Maker, Holder's rights relating to the repayment of the obligation represented by this Note are expressly made subject and subordinate to the rights of the following individuals, corporations, partnerships, trusts, associations or other entities or organizations, including any government, political subdivision, agency or instrumentality thereof (the "Senior Creditors") which have loaned or are expected to lend money or otherwise extend credit to Maker:

          (i) IBM Credit Corp, any successor or assign thereof, and/or any person or entity which enters into one or more working capital lines of credit with Maker that replaces or is used to repay, in whole or in part, the working capital line of credit extended by IBM Credit Corp or any subsequent replacement lines of credit; and

          (ii) any financing raised primarily to finance the transactions contemplated in the Stock Purchase Agreement or obtained in replacement, or to repay any part of such financing or any subsequent replacement financing.

Collectively, the loans and other financings referenced in clauses (i) and (ii) of this Section 8 are referred to herein as the "Senior Debt".

     In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Maker or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of Maker, whether voluntary or involuntary and whether or not

                                                          CONFIDENTIAL TREATMENT

involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Maker, then and in any such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt in cash before Holder is entitled to receive any payment on account of principal or interest on this Note from Maker, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of this
Note in any case, proceeding, dissolution, liquidation or other winding up or event.

     In the event that, notwithstanding the provisions of the foregoing paragraph, Holder shall have received any payment or distribution of assets of Maker of any kind or character (other than such payment or distribution duly authorized by the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of the assets of Maker) upon or after the occurrence of an event described in item (a),
(b) or (c) of the immediately preceding paragraph, whether in cash, property or securities before all Senior Debt is paid in full or payment therefor provided for, then, and in such event, such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of Maker for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     In the event and during the continuation of any event of default or any event which, with the giving of notice or the lapse of time, or both, would constitute an event of default on any Senior Debt, unless and until such event of default or event which, with the giving of notice or the lapse of time, or both, would constitute such event of default shall have been cured or waived or shall have ceased to exist, or in the event any judicial proceeding shall be pending with respect to any such default, and the holder of such Senior Debt has given written notice of such default or event of default to Holder, then in each case no payment shall be made by Maker on account of principal of or interest on this Note.

     In the event that Maker shall make any payment to Holder prohibited by the provisions of the foregoing paragraph and Holder receives such payment after receipt by Holder of written notice from the holder of Senior Debt of such event, then and in such event, such payment shall be paid over and delivered forthwith to Maker.

                                                          CONFIDENTIAL TREATMENT

     The provisions of this and the immediately five preceding paragraphs are, and are intended, solely for the purpose of defining the relative rights of Holder on the one hand and the holders of Senior Debt on the other. Nothing in this and the immediately five preceding paragraphs or elsewhere in this Agreement or in this Note is intended to or shall (a) impair, as among Maker, its creditors other than the holders of Senior Debt and Holder, the obligation of Maker, which is absolute and unconditional, to pay to Holder the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms; or (b) affect the relative rights against Maker of Holder and creditors of Maker other than the holders of Senior Debt; or (c) prevent Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this and the immediately five preceding paragraphs of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to Holder. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Maker or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Holder or Maker with the terms and provisions of this and the immediately five preceding paragraphs, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Any payee of Senior Debt shall have the right to rely on the subordination contained in this Section 8, and Holder agrees to execute and deliver such further documents and instruments as Maker may reasonably request to effect the intent of this subordination.

     9.  Arbitration.  Subject to the procedures set forth in Section 2.8 of the
         -----------
Stock Purchase Agreement, any dispute which is not first resolved by Maker and Holder arising out of or relating to this Note shall be determined by binding arbitration in accordance with certain aspects of the then-current Commercial Arbitration Rules of the American Arbitration Association. If the amount in controversy in the arbitration exceeds Two Hundred Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs, the arbitration shall be conducted by a panel of three (3) neutral arbitrators. Otherwise, the arbitration shall be conducted by a single neutral arbitrator. The Maker and Holder shall endeavor to select neutral arbitrators by mutual agreement. If such agreement cannot be reached within thirty (30) calendar days after a dispute has arisen which is to be decided by arbitration, the Maker or Holder, jointly or severally, shall request the American Arbitration Association to submit to each party an identical panel of fifteen (15) persons. Alternate strikes shall be made to the panel, commencing with the person

                                                          CONFIDENTIAL TREATMENT

bringing the claim, until the name of three (3) persons remain, or one (1) person if the case is to be heard by a single arbitrator. Maker and Holder may, however, by mutual agreement request the American Arbitration Association to submit additional panels of possible arbitrators. The person(s) thus remaining shall be the arbitrator(s) for such arbitration. If three (3) arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three
(3) arbitrators as provided hereinabove, then such sole arbitrator or the chairperson of such panel, as the case may be, shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be in writing and reasoned, shall be based on the evidence admitted and the substantive law of the State of Delaware (with respect to all issues other than the enforceability of and the calculation of interest due on this Note) and shall contain an award for each issue and counterclaim. The award shall be made within thirty (30) days following the close of the final hearing and the filing of any post-hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the Maker and Holder and the successors and assigns thereof. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S) 1-16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be Denver, Colorado. Maker and Holder shall be entitled to inspect and obtain a copy of relevant documents in the possession or control of the other and to take depositions of the other's employees, agents, representatives and witnesses (including expert witnesses). All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery. No party shall be entitled to submit interrogatories to the other parties. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas. The arbitrator(s) are not empowered to award damages in excess of actual damages and the Maker and Holder hereby irrevocably waive any right to recover such damages with respect

                                                          CONFIDENTIAL TREATMENT

to any dispute resolved by arbitration and is empowered to award attorneys fees and costs to the prevailing party.

     10.  Offset Rights.  Maker shall have the right to offset against principal
          -------------
otherwise due under this Note any amounts which it is permitted to so offset pursuant to Section 9.3 of the Stock Purchase Agreement. Such rights shall be unaffected by assignment of this Note.

     UNLESS EXTENDED AS PROVIDED FOR HEREIN, THIS NOTE IS PAYABLE IN FULL ON __________, 19__. ON __________, 19__, YOU MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. EXCEPT AS SET FORTH HEREIN, HOLDER IS UNDER NO OBLIGATION TO REFINANCE THIS NOTE AT MATURITY.

     THIS PROMISSORY NOTE AND THE OTHER DOCUMENTS EXECUTED IN CONNECTION WITH THE STOCK PURCHASE AGREEMENT REPRESENT THE FINAL AGREEMENT OF THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AND INTERCREDITOR AGREEMENT IN FAVOR OF CANPARTNERS INVESTMENTS IV, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY, AND ROBERT FLEMING INC., A DELAWARE CORPORATION, WHICH SUBORDINATION AND INTERCREDITOR AGREEMENT CONTAINS CERTAIN SUBORDINATION PROVISIONS AND IS INCORPORATED HEREIN BY REFERENCE. NOTWITHSTANDING ANY CONTRARY STATEMENT CONTAINED IN THE WITHIN INSTRUMENT, NO PAYMENT ON ACCOUNT OF THE PRINCIPAL, PREMIUM, IF ANY, OR INTEREST HEREOF SHALL BECOME DUE OR BE PAID IN VIOLATION OF THE TERMS OF SUCH SUBORDINATION AND INTERCREDITOR AGREEMENT.

     IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

                                        MAKER
                                        -----



                                        _______________________________________